UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 13, 2007

Commission file number: 033-74194-01

REMINGTON ARMS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K has 3 pages.

ITEM 1.01 Entry into a Material Definitive Agreement.

On November 13, 2007, Remington Arms Company, Inc. (“Remington”) entered into the Joinder Agreement, Second Amendment and Supplement to Amended and Restated Credit Agreement by and among Remington, RA Brands, L.L.C., Wachovia Bank, National Association (“Wachovia”), and the lenders from time to time parties thereto (the “Second Amendment”), which amended that certain Amended and Restated Credit Agreement, dated March 15, 2006 (the “Credit Agreement”), by and among the same parties and RA Factors, Inc., as amended on May 31, 2007 (the “First Amendment”), by and among the same parties other than RA Factors, Inc. RA Factors, Inc. was merged with and into Remington as of December 31, 2006 and is thus not a separate and distinct party to the First Amendment or the Second Amendment. The Second Amendment modifies certain terms and conditions of the Credit Agreement the First Amendment. Capitalized terms used and not defined herein have the meanings set forth in the Credit Agreement, the First Amendment and the Second Amendment.

The Second Amendment amended certain terms of the Credit Agreement, as previously amended by the First Amendment, including by:

(1)

Adding a $25.0 million Term Loan Commitment against the Remington Trademarks at an interest rate of LIBOR plus 200 basis points with monthly principal payments of $520,800, plus interest, beginning May 1, 2008 and continuing on the first day of each month thereafter, the final installment of which shall be in an amount equal to such Lender’s Pro Rata share of the remaining principal balance of the Term Loan and shall be payable on the Commitment Termination Date;

(2)	Increasing the maximum commitment of the Revolving Credit Facility from $140.0 million to $155.0 million while keeping intact the interest rate margins as established by the First Amendment;
(3)	Increasing the Sub-limit from $70 million on the Inventory Formula Amount to $77.5 million;
(4)	Amending the definition of Minimum Availability Condition from $20 million to $27.5 million;
(5)

Amending the dollar amounts of Average Excess Availability by between $2 million and $5 million, depending on the tier, to which the Applicable Margin for Euro-Dollar Loans and Base Rate Loans applies; and

(6)	Adding RA Brands, L.L.C. as a new borrower under the Credit Agreement and releasing RA Brands, L.L.C. from its obligations under the Subsidiary Guaranty previously executed by RA Brands, L.L.C.

Remington executed the Second Amendment to provide additional capacity and flexibility to support strategic initiatives including, but not limited to, factory improvements, penetration of certain sales channels, new product development, one or more potential acquisitions and other corporate purposes.

                SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ Stephen P. Jackson, Jr.
Stephen P. Jackson, Jr.

Chief Financial Officer

(Principal Financial Officer)

November 13, 2007